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                                                                  Exhibit 4.3

THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

No. W-1                                                       For the Purchase
                                                           of 71,429 shares of
                                                                  Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

            EXELIXIS PHARMACEUTICALS, INC., (A DELAWARE CORPORATION)

     VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON JANUARY 27, 2005

     EXELIXIS PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby certifies that CREATIVE BIOMOLECULES, INC. or its registered assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. Boston, Massachusetts time on January 27, 2005 and the termination of this Warrant as provided in Section 9 hereof, 71,429 shares of Common Stock. $.001 par value per share, of the Company (the "COMMON STOCK"), at a purchase price of $0.70 per share, subject to adjustment upon the occurrence of certain events set forth in this Warrant. The shares of Common Stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to an the "Warrant Stock" and the "PURCHASE PRICE," respectively.

     1. EXERCISE.

          1.1 MANNER OF EXERCISE; PAYMENT IN CASH. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in lawful money of the United States in cash or by certified or official bank check payable to the order of the Company.

          1.2 EFFECTIVENESS. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in
Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the warrant Stock represented by such certificates.

                                      1.

          1.3 DELIVERY OF CERTIFICATE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (a) a certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

               (b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

     2. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

     3. ADJUSTMENTS. The number of shares of warrant Stock shall be subject to the following adjustments as contained in this Section 3.

          3.1 SPECIAL DEFINITIONS. For purposes of this Section 3, the following definitions shall apply:

               (a) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

               (b) "ORIGINAL ISSUE DATE" shall mean the date on which a share of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "SERIES A CONVERTIBLE PREFERRED STOCK"), was first issued.

               (c) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Convertible Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (d) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 3.3, deemed to be issued) by, the Company after the Original Issue Date, other than the following (collectively, "EXCLUDED SHARES"):

                    (i) shares of common Stock issued or issuable upon conversion of shares of Series A Convertible Preferred Stock; or

                                      2.

                    (ii) shares of Common Stock issued or issuable upon conversion of shares of Series A Convertible Preferred Stock outstanding on the Original Issue Date; or

                    (iii) shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the company pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "PLANS") approved by the Board of Directors; or

                    (iv) shares of Common Stock issuable pursuant to warrants outstanding as of the first Original Issue Date (notwithstanding any subsequent transfer of all or part of such warrants); or

                    (v) shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the company (including, without limitation, in connection with equipment leasing arrangements); or

                    (vi) shares of Common Stock issued in connection with corporate partnering relationships or joint ventures approved by the Board of Directors.

          3.2 NO ADJUSTMENT OF PURCHASE PRICE. No adjustment in the number of shares of Warrant Stock into which a Warrant is convertible shall be made, by adjustment in the Purchase Price in respect of the issuance of Additional Shares of Common Stock or otherwise unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Purchase Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

          3.3 ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

               (a) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5 hereof) of such Additional Shares of Common Stock would be less than the Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                      3.

                    (i) no further adjustment in the Purchase Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (ii) if such options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the company, or decrease in the number of shares of Carmon Stock issuable upon the exercise. conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the rights of conversion or exchange under such Convertible Securities;

                    (iii) upon the expiration of any such options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (1) in the case of Convertible Securities or Options
for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                         (2) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the company (determined pursuant to Section 3.5) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (iv) no readjustment pursuant to clause (i) or (iii) above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (x) the Purchase Price on the original adjustment date, or (y) the Purchase Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                    (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

                                      4.

                    (vi) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Purchase Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Purchase Price shall be adjusted pursuant to this Section 3.3 as of the actual date of their issuance.

               (b) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISIONS. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                    (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                    (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

     If such record date shall have been fixed and no part of such dividend shall have been paid on, the date fixed therefor, the adjustment previously made for the Purchase Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Purchase Price shall be adjusted pursuant to this Section 3.3(b) as of the time of actual payment of such dividend.

          3.4 ADJUSTMENT OF PURCHASE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

               (a) In the event the Company shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(b), which event is dealt with in Section 3.6 hereof), without consideration or for a consideration per share less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, such Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price, and the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of Additional Shares of Common Stock so issued or deemed to be issued.

               (b) For the purposes of Section 3.4(a) hereof, (i) all shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the

                                      5.

Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding; and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3.3, such Additional Shares of Common Stock shall be deemed to be outstanding.

               (c) Notwithstanding anything to the contrary contained herein, the applicable Purchase Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 3.4(a) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          3.5 DETERMINATION OF CONSIDERATION. For purposes of this Section 3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows;

               (a) CASH AND PROPERTY. Such consideration shall:

                    (i) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the company excluding amounts paid or payable for accrued interest or accrued dividends;

                    (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (iii) in the event Additional Shares of Common Stock are issued together with ocher shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

               (b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3(a), relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

                                      6.

          3.6 ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

               (a) STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS. In the event the company shall issue Additional Shares of Common Stock pursuant to
Section 3.3(b) in a stock dividend, stock distribution or subdivision, the Purchase Price in effect immediately prior to such stock dividend. Stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (b) COMBINATIONS OR CONSOLIDATIONS. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          3.7 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          3.8 CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

     4. COMPLIANCE WITH SECURITIES ACT.

          4.1 UNREGISTERED SECURITIES. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

          4.2 INVESTMENT LETTER. Without limiting the generality of Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under

                                      7.

the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

          4.3 LEGEND. Certificates delivered to the Holder pursuant to
Section 4.3 shall bear the following legend or a legend in substantially similar form:

          "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and applicable state securities laws or an opinion of counsel, satisfactory to the Company, that an exemption from registration is then available."

     5. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock payable other than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company will pay or distribute to the Holder, upon the exercise hereof, in addition to the Warrant Stock issuable upon such exercise, the Liquidating Dividend which would have been paid to such Holder if it had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

     6. NOTICES OF RECORD DATE. In case:

               (a) the Company shall take a record of the holders of Common Stock (or other stock or securities at the time deliverable upon the exercise of this warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend payable solely in Common Stock or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity or of which the sole purpose is to change the state of incorporation of the Company), or any transfer of all or substantially all of the assets of the Company, or

               (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization,

                                      8.

reclassification. consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice; provided, however, that the failure to so mail such notice shall not affect the legality or validity of any such action.

     7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this warrant.

     8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9. TERMINATION UPON CERTAIN EVENTS. In the event of (a) a sale of substantially all the assets of the Company to, or (b) a merger or consolidation of the Company with or into, any other entity (other than (i) a merger in which the stockholders of the Company immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction, (ii) a merger the sole purpose of which is to change the state of incorporation of the Company) or (c) a dissolution or the adoption of a plan of liquidation of the Company, this Warrant shall terminate on the effective date of such sale, merger, consolidation, dissolution or adoption (the "EFFECTIVE DATE") and become null and void; provided, however, that if this Warrant shall not have otherwise terminated or expired, the Holder shall have the right until 5:00 p.m. Eastern standard time on the day immediately prior to the Effective Date to exercise its rights hereunder to the extent not previously exercised.

     10. TRANSFERS.

          10.1 TRANSFERABILITY. This Warrant shall not be transferable by the Holder and shall be exercisable only by the Holder. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this
Section 10.1, or the levy of any attachment or similar process upon the warrant or such rights, shall be null and void.

          10.2 WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holders of this Warrant. Any Holder may

                                      9.

change its, his or her address as shown on the Warrant Register by written notice to the Company requesting such change.

          10.3 WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Warrant Stock (or such other securities at the time deliverable upon the exercise of the Warrant), exchanging or replacing the Warrant and maintaining the Warrant Register, and thereafter any such issuance, exchange or replacement shall be made by such agent.

          10.4 RECOGNITION OF OWNERSHIP. Until any transfer of this Warrant is made in the Warrant Register, the Company may treat the Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12. NOTICES. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified or registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 246 Commonwealth Avenue, Boston, Massachusetts 02116, or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by certified or registered mail, on the fifth business day following the day such mailing is made.

     13. WAIVERS AND MODIFICATIONS. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

     14. HEADINGS. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

     15. GOVERNING LAW. This Warrant will be governed by and construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

                                      10.

     This warrant certificate has been executed by a duly authorized officer of the Company and is intended to be treated as an instrument under seal.

                                      EXELIXIS PHARMACEUTICALS, INC.

                                      By: /s/ Sherry Reynolds
                                         -------------------------------------
                                          Sherry Reynolds
                                          President and Chief Operating Officer


                                      11.

                                    EXHIBIT A

                                  PURCHASE FORM

To:      Exelixis Pharmaceuticals, Inc.
         246 Commonwealth Avenue
         Boston, MA 02116

Dated:
      --------------------------

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. W-1), hereby irrevocably elects to purchase shares of the Common Stock, $.001 par value per share (the "COMMON STOCK"), of Exelixis Pharmaceuticals, Inc. (the "COMPANY") covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Common stock; (2) it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to its satisfaction; (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

     The undersigned hereby represents and warrants that it is purchasing the Common Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Common Stock.

     The undersigned understands that because the Common Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Common Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion satisfactory to the company of the undersigned's legal counsel stating that such transaction is exempt from registration. The

                                      1.

undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

     The undersigned understands the restrictions on the right to transfer or otherwise dispose of the Common Stock set forth in the Warrant, which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

     The undersigned understands that at the present time Rule 144 of the Securities and Exchange Commission (the "COMMISSION") is not available for the resale or distribution of the Common Stock. The undersigned understands that the Company has no obligation to the undersigned to register the common Stock with the Commission and has not represented that it will register the Common Stock.

     The undersigned has considered the federal and state income tax implications of the exercise of the warrant and the purchase and subsequent sale of the Common Stock.

                                    Holder:
                                           -----------------------------------

                                    Dated:
                                          ------------------------------------


                                      2.